AMENDMENT NO. 2
                                     TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                         EDNET, INC., EDN SUB, INC. AND
                      INTERNET WORLDWIDE BUSINESS SOLUTIONS


         THIS AMENDMENT NO. 2 (the "Amendment") is made and entered into as of January 31, 1997 to be effective as of December 31, 1996 and amends that certain Agreement and Plan of Reorganization by and among EDnet, Inc. ("Parent"), EDN Sub, Inc. ("Merger Sub") and Internet Worldwide Business Solutions (the
"Company") dated as of June 24, 1996, as amended September 13, 1996 (the "Agreement") and certain exhibits thereto.

                                    RECITALS

         WHEREAS, Parent, Merger Sub and the Company have heretofore executed and entered into the Agreement. Pursuant to Section 7.3 of the Agreement, Parent, Merger Sub and the Company may from time to time amend the Agreement in accordance with the provisions of Section 7.3 thereto.

         WHEREAS, Parent, Merger Sub and the Company have determined that the amendments to the Agreement set forth below are in the best interests of all the parties to the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

1. The introductory paragraph of Section 1.6 shall be amended to read in its entirety as follows:

                  "1.6 Merger Consideration; Effect on Capital Stock. The consideration to be paid by Parent in exchange for the acquisition of all outstanding Company Common Stock shall be (i) secured promissory notes payable for an aggregate principal amount of $250,000 in the form of Exhibit A hereto (the "First Notes"), (ii) 311,284 shares of Parent Common Stock, and (iii) the contractual obligation to issue up to 125,000 additional shares of Parent Common Stock in the event that certain milestones are reached as evidenced by the Earn-Out Plan attached hereto as Exhibit C."

         Section 1.6(a) of the Agreement shall be amended to read in its entirety as follows:

                  "(a) Payment of Merger Consideration. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any

                                       1.

         shares of Company Common Stock, each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time will be canceled and extinguished at the Effective Time and will be converted at such time into the right to receive, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8, a First Note, a number of shares of Parent Common Stock, a right to receive shares of Parent Common Stock pursuant to the terms of the Earn-Out Plan such amount of notes, stock and rights to receive stock (collectively, the "Merger Consideration") on the terms and conditions set forth in this Agreement as follows:

                                    (A)  Stock.  Each  share of  Company  Common
         Stock shall be entitled to receive a number of shares of Parent Common Stock equal to the quotient of (i) 311,284, divided by (ii) the number of shares of Company Common Stock outstanding as of the Closing, provided that no fractional shares of Parent Common Stock shall be issued, and in lieu thereof, any fractional shares issuable to any holder after aggregating all shares of Company Common Stock owned by such holder shall be rounded up to a whole share;

                                    (B)  Notes.  In  addition,  each  holder  of
         Company Common Stock shall be entitled to receive a First Note in the principal amount of $250,000 multiplied by the quotient of (i) the number of shares of Company Common Stock owned by the holder, divided by (ii) the total outstanding shares of Company Common Stock; and

                                    (C) Earn-Out Plan. In addition,  each holder
         of Company Common Stock shall be entitled to receive additional Parent Common Stock pursuant to the Earn Out Plan in the form of Exhibit C."

2. Exhibit B to the Agreement shall be deleted. The unsecured promissory notes for an aggregate principal amount of $250,000 executed by the Parent on June 24, 1996, shall be returned to the Parent for cancellation.

3. Sections I, IV, VI and VII of the Earn Out Plan, Exhibit C to the Agreement, shall be amended, pursuant to Section IX thereof, to read in their entirety as follows:

                  "I.      Purposes of the Plan.

                  Pursuant to the Agreement and Plan of Reorganization by and among EDnet, Inc., EDN Sub, Inc., and Internet Worldwide Business Solutions dated as of June 24, 1996 (the "Reorganization Agreement"), EDnet, Inc. (the "Company") is hereby establishing an Earn-Out Plan (the "Plan") to issue up to an aggregate of 125,000 shares of the Company Common Stock to certain persons identified herein over a period provided herein provided that the revenues or profits of Internet Worldwide Business Solutions or of the Surviving Corporation (as that term is defined in the Reorganization Agreement) ("IBS") reach certain levels provided herein."

                                       2.

                  "IV.      Term of Plan.

                  The Plan shall become effective upon the "Effective Time," as such term is defined in the Reorganization Agreement, and shall terminate one hundred twenty (120) days after December 31, 1996, unless a determination is being disputed pursuant to Section VIII."

                  "VI.      Company Common Stock Allocation.

                  Plan Participants shall be eligible to receive up to an aggregate of 125,000 shares of Company Common Stock in the applicable time period ("Stock Allocation"). The Stock Allocation shall be distributed among the Plan Participants according to the percentages stated next to each Plan Participant's name on Exhibit A. The Stock Allocation shall be issued to Plan Participants within one hundred twenty (120) days following the end of the applicable time period, unless a determination is being disputed pursuant to Section VIII."

                  "VII.    Stock Allocation Formula.

                  Set forth below is the time period during which a measurement IBS' Revenues and IBS' Profits will be made and the Stock Allocation that will be distributed if either threshold set forth for such period is met or exceeded.

                                          Jan. 1, 1996 to
Time Period                                Dec. 31, 1996
-----------

(1) IBS' Revenues                              $675,000
    IBS' Profits                               $ 90,000
    Stock Allocation                             93,750

(2) IBS' Revenues                              $900,000
    IBS' Profits                               $ 90,000
    Stock Allocation                            125,000

4. The first sentence of Section 1 of Exhibits F-1 and F-2 shall be amended to read as follows: "This Agreement shall remain in force from the date hereof until December 31, 1996 (the "Expiration Date") unless sooner terminated in accordance with Section 5 (the "Term")."

5. This Amendment supersedes the Memorandum of Understanding between the Parent and the Company dated December 22, 1996.

6. Except as expressly set forth in this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.

                                       3.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written, and hereby consent to and ratify all the Exhibits to the Amendment and the Agreement and all the documents related to the Merger.

INTERNET WORLDWIDE BUSINESS                     EDNET, INC.
SOLUTIONS


By /s/ Randall H. Schmitz                       By /s/ Tom Kobayashi
   ---------------------------------               --------------------------
         Randall H. Schmitz,                           Tom Kobayashi,
         Chief Executive Officer                       Chairman and CEO


                                                EDN SUB, INC.


                                                By /s/ Trevor R. Stout
                                                   --------------------------
                                                       Trevor R. Stout,
                                                       President and CFO


  /s/ Trevor R. Stout                             /s/ Randall H. Schmitz
  ---------------------------------               --------------------------
      Trevor R. Stout                                 Randall H. Schmitz

                                       4.